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                                  EXHIBIT 99.1


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FOR IMMEDIATE RELEASE:

CONTACT:    NORMAN BOOTH               (MEDIA)             JOHN MCNAMARA
(INVESTORS)                            KEATING & CO
             CAMERON ASSOCIATES
                    973-400-5412                       212-554-5485
                    nbooth@keatingco.com               john@cameronassoc.com


             PACIFICHEALTH LABORATORIES POSITIONS FOR FUTURE GROWTH

           STRENGTHENS BALANCE SHEET, REDUCES DEBT & INTEREST EXPENSE

       CEO PROVIDES ADDITIONAL INSIGHT ON THE SALE OF SPORTS DRINK ASSETS

MATAWAN, NJ, FEBRUARY XX, 2006 - PacificHealth Laboratories, Inc. (OTCBB: PHLI), a leading nutrition technology company, announced today that it has paid off its $500,000 convertible note due August 24, 2007 and outstanding balances under its receivables line of credit. The debt reduction, in addition to strengthening the balance sheet, will eliminate any dilutive effects caused by the potential conversion of the note and reduce PHLI's annual interest expense by more than $100,000.

On February 22, 2006, PHLI completed a transaction with Mott's LLP, which is part of Cadbury Schweppes Americas Beverages (CSAB). CSAB, whose brands include Dr Pepper, 7 UP, Snapple, and Mott's Apple Juice, is one of the largest producers of soft drinks and premium beverages in the Americas. The transaction included an up front payment of $4 million and defined royalty fees.

"This transaction will have an enormous impact on our current and future business strategy," said Dr. Robert Portman, CEO of PacificHealth Laboratories. "The scientific evidence supporting the claims of Accelerade(R) have made it a sought after product by serious athletes in all sports. Yesterday the Scientific Advisory Board, an industry sponsored research group, meeting in Torino, Italy, reported, "The addition of protein to a carbohydrate-containing beverage provides benefits superior to traditional carbohydrate based beverages."
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Dr. Portman continued, "The latest research presents compelling evidence that protein-containing sports drinks are the wave of the future. PHLI has generated that wave. We have been the leader in conducting and sponsoring cutting edge research demonstrating the superiority of protein-powered Accelerade(R) over conventional sports drinks. In spite of Accelerade's unmatched benefits for athletes, we recognized that PHLI did not have the resources and distribution clout to launch a ready-to-drink product nationally. In the $4 billion sports drink market, that is growing at the rate of 10% per year , the ready-to-drink form accounts for almost all of the sales. Cadbury Schweppes does not have an entry in this category."

"This transaction also will have a major impact on our discovery and research programs in weight loss, where we expect to introduce in the third quarter of 2006 a new class of diet product that has a novel mode of action. We will also be focusing on exciting new areas of research such as muscle recovery following orthopedic surgery. "

Dr. Portman concluded, "Another important benefit will be the effect on our sports drink business. We will continue to market Endurox R(4)(R) and Accelerade powder products as well as Accel Gel(R). We will be committing additional resources to expand our current distribution to grow our sales. Plus we will have the potential of a significant royalty stream based on CSAB' sales of sports drinks and other sports nutrition products sold under the Accelerade brand The transaction with CSAB shows that our intellectual property is our most valuable asset, and it will be the driver for our future growth."


ABOUT PACIFICHEALTH LABORATORIES. INC.:

PacificHealth Laboratories, Inc. (PHLI.OB), a leading nutrition technology company, has been a pioneer in discovering, developing and commercializing patented, protein-based nutritional products that stimulate specific peptides involved in appetite regulation and that activate biochemical pathways involved in muscle performance and growth. PHLI's principle areas of focus include weight loss, management of Type 2 diabetes and sports performance. To learn more, visit www.pacifichealthlabs.com.


Notice: This news release and oral statements made from time to time by Company representatives concerning the same subject matter may contain so-called "forward-looking statements". These statements can be identified by introductory words such as "expects", "plans", "will", "estimates", "forecasts", "projects" or words of similar meaning and by the fact they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing new products and their potential. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known, such general economic conditions, consumer product acceptance and competitive products, and others of which are not. No forward-looking statements are a guarantee of future results or events, and one should avoid placing undue reliance on such statements.

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